               Consent of Ernst & Young LLP, Independent Auditors

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Delaware VIP Devon Series  Proxy/Prospectus dated January 21,
2003,  and the Delaware VIP Large Cap Value Series and Delaware VIP Devon Series
Prospectuses  dated May 1, 2002 and to the use of our reports dated  February 4,
2002, included in the Delaware VIP Large Cap Value Series and Delaware VIP Devon
Series 2001 Annual Reports included in this  Registration  Statement (Form N-14)
of Delaware VIP Trust.

Philadelphia, Pennsylvania
January 21, 2003